EXHIBIT 10.23

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Second Amendment”) is made this 19th day of April , 2005 by and between Cypress Court Operating Associates, Limited Partnership, a New Mexico limited partnership (“Landlord”) and Southern Bay Energy, L.L.C., a Texas limited liability company (“Tenant”)

RECITALS:

WHEREAS, Landlord and AROC, Inc., (“Former Tenant”) entered into that certain Lease Agreement dated June 7, 2001 (“Lease”) covering certain leased premises (“Premises”) containing 14,810 Rentable Square Feet on the second floor of the building (“Building”) located at 110 Cypress Station Drive in Houston, Harris County, Texas; and

WHEREAS, Landlord and Former Tenant entered into that certain First Amendment to Lease dated November 10, 2003 (“First Amendment”) wherein, among other things, the Premises was reduced by 4,234 Rentable Square Feet to 10, 576 Rentable Square Feet and the Lease Term was renewed early; and

WHEREAS, Landlord, Former Tenant and Tenant entered into that certain Assignment and Assumption of Lease dated April 19, 2005 (“Assignment”) wherein the Lease, including the First Amendment, was assigned from Former Tenant to Tenant; and

WHEREAS, the Lease, the First Amendment and the Assignment, including any and all exhibits, addenda, riders, estoppels and letter agreements, shall hereinafter be collectively referred to as the “Lease”; and

WHEREAS, Southern Bay Oil & Gas, L.P., a Texas limited partnership, (“Guarantor”) executed that certain Unconditional Guaranty of Lease dated April 19, 2005, wherein, among other things, Guarantor guaranteed the performance of all Tenant’s obligations under the Lease, including the obligation to pay rent; and

WHEREAS, Tenant desires to modify the terms and conditions of the Option to Terminate in paragraph 13 of the First Amendment; and Landlord and Tenant agree to further amend the Lease to reflect same;

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the sum of ten and no/100 dollars ($10.00) and other valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:

1. Option to Terminate:

Paragraph 13 of the First Amendment shall be deleted in its entirety and the following shall be inserted in its place:

“Provided Tenant is not in default of this Lease from the time of exercising the right contained herein to the effective date of such right, Tenant may have the right to terminate this Lease (“Termination Option) effective on the last day of the 36th month of the Renewal Term (“Termination Date”) provided that Tenant (a) gives Landlord at least four (4) months prior written notice, (b) pays a termination fee of $26,440.00 in addition to the 36th month’s Base Rent, (c) pays the unamortized portion of the leasehold improvement costs associated with this Lease as of the Termination Date and (d) pays the unamortized portion of the leasing commission costs associated with this Lease as of the Termination Date. It is further agreed that the sums due and payable under (b), (c) and (d) above must be paid in full upon delivery of the termination notice to Landlord. Notwithstanding, Tenant shall remain liable for any obligations under the terms of the Lease that survive any such termination or any obligations that accrued prior to the Termination Date.”

Except as modified and amended herein, all other terms and conditions of the Lease are hereby ratified and affirmed in all respects. In the event of any conflict between the terms and conditions of the Second Amendment and the Lease, the Lease shall control.

IN WITNESS HEREOF, the undersigned has caused this Second Amendment to be duly executed effective as of the date first written above.

LANDLORD:		TENANT:

CYPRESS COURT OPERATING ASSOCIATES, LIMITED PARTNERSHIP		SOUTHERN BAY ENERGY, L.L.C.

By:	BGK Cypress Court LLC,	By:	Southern Bay Oil & Gas, L.P.,
General Partner		General Partner

By:	/s/ J. Peter Mehlert	By:	/s/ Frank A. Lodzinski
Name:	J. Peter Mehlert	Name:	Frank A. Lodzinski
Title:	President	Title:	President